Exhibit 99.1

PRESS RELEASE

Tranzyme Pharma Announces Fourth Quarter and Full-Year 2012 Financial Results

RESEARCH TRIANGLE PARK, N.C. (March 28, 2013) - Tranzyme Pharma (NASDAQ: TZYM), a biopharmaceutical company focused on discovering, developing and commercializing novel, mechanism-based therapeutics, today announced its financial results for the fourth quarter and year ended December 31, 2012.

Select Fourth Quarter 2012 Financial Results
Total revenue for the fourth quarter of 2012 was $1.6 million compared to $2.2 million in the same period last year. The decrease in revenue was primarily due to changes in the amortization period for deferred revenue from the upfront licensing fee received from our collaboration with Bristol-Myers Squibb Company. Research and development expenses were $3.5 million in the fourth quarter 2012 as compared to $7.7 million for the same period in 2011. The decrease was primarily due to a reduction in Phase 3 clinical trial expenses for ulimorelin and our Phase 2b trial activities for TZP-102. General and administrative expenses were $1.2 million in the fourth quarter of 2012 versus $2.1 million in the same period last year, reflecting decreased expenses relating to pre-commercialization and market research activities and personnel related expenses.

The Company reported a consolidated net loss of $4.9 million for the three months ended December 31, 2012 as compared to a net loss of $8.0 million in the same period of 2011.

Select Fiscal Year 2012 Financial Results
Total revenue for fiscal year 2012 was $8.4 million compared to $10.2 million in 2011. Total operating expenses in 2012 were $27.5 million compared to $30.9 million in 2011. Research and development expenses were $21.0 million compared to $24.9 million in 2011. The decrease during the period is primarily due to a reduction in expenses for our Phase 3 clinical trial for ulimorelin offset by an increase in expenses for our Phase 2b clinical trials for TZP-102. General and administrative expenses were $6.6 million compared to $6.0 million in 2011, reflecting increased expenses relating to our pre-commercialization and corporate governance activities. Net loss in fiscal year 2012 was $22.8 million compared to $22.2 million in 2011. Cash and cash equivalents at December 31, 2012 were approximately $15.3 million. The Company repaid its outstanding term loan on December 4, 2012.

Recent Developments
In December 2012, the Company stopped enrollment and further clinical development of its lead product candidate TZP-102, being evaluated in diabetic patients with gastroparesis, following the results of two Phase 2b trials, both of which failed to show superiority over placebo.
On February 8, 2013, Tranzyme announced that its Board of Directors had made a determination to explore and evaluate strategic alternatives, including the possibility of a merger, sale, other form of business combination, or other transaction to maximize value to its stockholders. The Company has not made a decision to pursue any specific transaction or other strategic alternative, and there is no set timetable for the strategic review process. There can be no assurance that the exploration of strategic alternatives will result in the identification or consummation of any transaction. The Company does not intend to comment further regarding this process until such time as its Board of Directors has determined the outcome of the process or otherwise has deemed that disclosure is required or appropriate.

About Tranzyme Pharma
Tranzyme Pharma is a biopharmaceutical company focused on discovering, developing and commercializing novel, mechanism-based therapeutics. All of the Company's drug discovery activities are based on its proprietary small molecule macrocyclic template chemistry (MATCH™) technology, which has also been successfully used to generate drug candidates in partnership with other pharmaceutical companies. MATCH enables the rapid construct of synthetic libraries of drug-like, macrocyclic compounds in a predictable and efficient manner. By leveraging MATCH, Tranzyme is committed to pursuing first-in-class medicines to address areas of significant unmet medical need and continues to pursue funded drug discovery partnerships.

Forward-Looking Statements
Statements in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to enrollment and successful completion of our trials, risk of unforeseen side effects, risks related to our collaborations and risks related to regulatory approval of new drug candidates. Further information on these and other factors that could affect the company's financial results is contained in our public filings with the Securities and Exchange Commission (SEC) from time to time, including our Form 10-Q for the quarter ended September 30, 2012 which was filed with the SEC on November 9, 2012, and subsequent filings with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

Tranzyme, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Licensing and royalty revenue	$1,234	$1,429	$5,247	$6,940
Research revenue	375	782	3,200	3,227
Total revenue	1,609	2,211	8,447	10,167
Operating expenses:
Research and development	3,483	7,727	20,980	24,884
General and administrative	1,165	2,113	6,561	6,028
Total operating expenses	4,648	9,840	27,541	30,912
Operating loss	(3,039)	(7,629)	(19,094)	(20,745)
Interest expense, net	(439)	(377)	(2,377)	(1,589)
Other income (expense), net	(1,387)	(16)	(1,373)	126
Net income (loss)	$(4,865)	$(8,022)	$(22,844)	$(22,208)
Net loss per share-basic and diluted	$(0.18)	$(0.33)	$(0.90)	$(1.22)
Shares used to compute net loss per share-basic and diluted	27,600,437	24,569,866	25,465,978	18,140,863

Other comprehensive income (loss):
Net loss	$(4,865)	$(8,022)	$(22,844)	$(22,208)
Foreign currency translation adjustment	(23)	14	18	(15)
Comprehensive income (loss)	$(4,888)	$(8,008)	$(22,826)	$(22,223)

Tranzyme, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$15,319	$40,930
Accounts receivable, net	152	656
Investment tax credits receivable	746	838
Prepaid expenses and other assets	369	1,116
Total current assets	16,586	43,540
Furniture, fixtures and equipment, net	942	1,171
Total assets	$17,528	$44,711
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,678	$1,971
Accrued liabilities	840	1,549
Current portion of deferred revenue	599	5,574
Current portion of notes payable	—	238
Total current liabilities	3,117	9,332
Notes payable, less current portion	—	10,734
Other long-term liabilities	137	163
Total liabilities	3,254	20,229
Total stockholders' equity	14,274	24,482
Total liabilities and stockholders' equity	$17,528	$44,711

Inquiries:
Susan Sharpe
Director, Corporate Communications
(919) 328-1109
ssharpe@tranzyme.com